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                                                                    Exhibit 23.0




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835, 333-13723, 333-43303,
333-46243,  333-2672  and  333-2674)  and  on  Forms  S-8  (Nos.  333-05705  and
333-12551) of our report dated February 2, 1998 of our audits of the consolidated financial statements of Home Properties of New York, Inc. as of December 31, 1997 and 1996 and for the three years ended December 31, 1997, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts".




                                                    /s/ Coopers & Lybrand L.L.P.
                                                        COOPERS & LYBRAND L.L.P.



Rochester, New York
March 23, 1998